Exhibit 10.22

RATE SCHEDULE EFT

ENHACED FIRM TRASPORTATION SERVICE

FORM OF SERVICE AGREEMENT

CONTRACT NO. 20061

THIS AGREEMENT is made effective as of the 1st May 2008, by and between:

TRUNKLINE GAS COMPANY, LLC, (hereinafter called “Trunkline”), a Delaware Limited Liability Company

and

ETHANOL GRAIN PROCESSORS, LLC
(hereinafter called “Shipper”)

Shipper represents and warrants that Shipper conforms to the requirements 0f 18 C. F. R.

Section 284.102     (284B - Intrastate Pipelines or Local Distribution Companies)

Section 284.221     (284G - Interstate Pipelines and Others)                                                                   ☒

In consideration of the mutual covenants and agreements as herein set forth, both Trunkline and Shipper covenant and agree as follows:

ARTICLE 1 - SERVICE

Trunkline agrees to receive at the Points of Receipt and deliver at the Points of Delivery, on a firm basis, Quantities of Natural Gas up to the daily Quantity (Dt), which shall constitute the Maximum Daily Quantity, stated on Exhibit A.

The Maximum Daily Quantity is stated in delivered Quantities, for which received Quantities must be adjusted for fuel usage and lost or unaccounted for Gas as set out in the then-effective, applicable rates and charges under Trunkline’s Rate Schedule EFT.

Exhibit A hereto states the Points of Receipt and Points of Delivery. Exhibit A may be revised from time to time by written agreement between Trunkline and Shipper and, as may be revised, is by this reference incorporated in its entirety into this Agreement and made an integral part hereof. Shipper’s Maximum Daily Quantity shall be assigned among the primary Points of Receipt set out on Exhibit A, as well as among the primary Points of Delivery set out on Exhibit A. Such assignment may be changed, subject to the availability of capacity, in accordance wi th the General Terms and Conditions.

ARTICLE 2 - TERM

Trunkline shall provide firm Transportation service for Shipper pursuant to this Agreement for the term stated on Exhibit A.

ARTICLE 3 - RATES AND CHARGES

For the Services provided or contracted for hereunder, Shipper agrees to pay Trunkline the then-effective, applicable rates and charges under Trunkline’s Rate Schedule EFT filed with the Commission, as such rates and charges and Rate Schedule EFT may hereafter be modified, supplemented, superseded, or replaced generally or as to the service hereunder. Trunkline reserves the right from time to time to unilaterally file and to make effective any such changes in the terms or rate levels under Rate Schedule EFT and the applicability thereof, the General Terms and Conditions or any other provisions of Trunkline’s Tariff, subject to the applicable provisions of the Natural Gas Act and the Commission’s Regulations thereunder.

From time to time Shipper and Trunkline may agree in writing on a level of discount of the otherwise applicable rates and charges hereunder pursuant to the effective applicable provisions of Rate Schedule EFT and subject to the Regulations and Orders of the Commission. For example, Shipper and Trunkline may agree that a specified discounted rate shall apply: (a) only to certain Quantities under this Agreement; (b) only if specified Quantity levels are actually achieved or only with respect to Quantities below a specified level; (c) only during specified time periods; (d) only to specified Points of Receipt, Points of Delivery, mainline segments, transportation paths or defined geographical areas; (e) in a specified relationship to the Quantities actually transported (i. e., that the rates shall be adjusted in a specified relationship to Quantities actually transported); or (f) based on published index prices for specific receipt or delivery points or other agreed upon pricing reference points for price determination (Such discounted rate may be based on the published index price point differential or arrived at by formula. Any Service Agreement containing an index based discount will identify what rate component is discounted. To the extent the firm reservation charge is discounted, the index price differential rate formula shall be calculated to state a rate per unit of Maximum Daily Quantity.); provided, however, that any such discounted rate set forth above shall be between the Maximum Rate and Minimum Rate applicable to the service provided under this Agreement. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable Maximum Rate at the time the discount agreement was executed subsequently exceeds the applicable Maximum Rate due to a change in Trunkline’s Maximum Rates so that such rate component must be adjusted downward to equal the new applicable Maximum Rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the Maximum Rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ul timately are found to be just and reasonable. Any discount shall be effective only on a prospective basis and as specified in the written agreement between Trunkline and Shipper.

From time to time Shipper and Trunkline may agree to a Negotiated Rate for a specified term for service hereunder. Provisions governing such Negotiated Rate and term shall be set forth on Exhibit C to this Service Agreement.

ARTICLE 4 - FUEL REIMBURSEMENT

In addition to collection of the rates and charges provided for in Article 3, Trunkline shall retain, as Fuel Reimvursement, the percentage of the Quantities received from Shipper hereunder, as provided pursuant to Rate Schedule EFT.

ARTICLE 5 - GENERAL TERMS AND CONDITIONS

This Agreement and all terms for service hereunder are subject to the further provisions of Rate Schedule EFT and the General Terms and Conditions of Trunkline’s Tariff, as such may be modified, supplemented, superseded or replaced generally or as to the service hereunder.

Trunkline reserves the right from time to time to unilaterally file and to make effective any such changes in the provisions of Rate Schedule EFT and the General Terms and Conditions, subj ect to the applicable provisions of the Natural Gas Act and the Commission’s Regulations thereunder. Such Rate Schedule and General Terms and Conditions, as may be changed from time to time, are by this reference incorporated in their entirety into this Agreement and made an integral part hereof.

ARTICLE 6 - CANCELLATION OF PREVIOUS CONTRACTS

This Agreement supersedes, cancels, and terminates, as of the date (s) stated below, the following Agreement (s) (if any) with respect to the Transportation of Natural Gas between Trunkline and Shipper:

ARTICLE 7 - NOTICES

The Post Office addresses of both Trunkline and Shipper are as follows:

TRUNKLlNE

Payment:	Trunkline Gas Company, LLC P. O. Box 201203 Houston, Texas 77216-1203

Nomination and Scheduling:	Trunkline Gas Company, LLC Attn: Marketing Operations P. O. Box 4967 Houston, Texas 77210-4967

BUSINESS DAY, OR SATURDAY AND SUNDAY 10 a.m. - 2 p.m. CT
	Phone:	(713) 989-7590
	Fax:	(713) 989-1121

	ALL OTHER HOURS Phone:	(713) 962-9862

Pipeline Emergencies:	Trunkline Gas Company, LLC
(Not to be used for	Attn: Gas Control
any other purpose)	P. O. Box 4967
	Houston, Texas	77210-4967
	Phone:	(713) 627-5621
	Toll Free:	1-800-225-3913
	Texas only:	1-800-221-1084

Al1 Other:	Trunkline Gas Company, LLC Attn: Customer Services P. O. Box 4967
	Houston, Texas	77210-4967
	Phone:	(713) 627-4272	or
1-800-275-7375
	Fax:	(713) 989-1178

SHIPPER

Billing:	Ethanol Grain Processors, LLC
c/o U.S. Energy Services, Inc.
	Street:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
Mailing:
	Attn:	Accounts Payable
	Phone:	(952) 745-4301

Ethanol Grain Processors, LLC
c/o u.s. Energy Services, Inc.
	Street:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Mailing:	(10)00 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Attn:	Bill Anderson
	Phone:	(952) 745-4301

Nomination and Scheduling: (1)	U.S. Energy Services, Inc.
	Street:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Mailing:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Attn:	Bill Anderson
	Phone:	(952) 745-4301

All Other:	Ethanol Grain Processors, LLC
c/o U.S. Energy Services, Inc.
	Street:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Mailing:	1000 Superior Blvd STE 201 Wayzata, MN 55391-1873
	Attn:	Bill Anderson
	Phone:	(952) 745-4301

(1) Please provide street address in addition to mailing address.

CONTRACT NO. 20061

IN WITNESS WHEREOF, both Trunkline and Shipper have caused this Agreement to be executed in several counterparts by their respective officers or other persons duly authorized to do so.

SHIPPER: ETHANOL GRAIN PROCESSORS, LLC

By:	/s/ James K. Patterson

JAMES K. PATTERSON
(Please type or print name)

Title:	CHIEF EXECUTIVE OFFICER

EXECUTED	AUGUST 24, 2006

TRUNKLINE GAS COMPANY, LLC

By:	/s/ Mark S. Wilke

MARK S. WILKE
(Please type or print name)

Ti tle:	MANAGER

EXECUTED	8-31-08

RATE SCHEDULE EFT (Continued)

ENHACED FIRM TRANSPORTATION SERVICE

FORM OF SERVICE AGREEMENT

EXHIBIT A

Transportation Agreement

For

Enhanced Firm Service

Under Rate Schedule EFT

Between

TRUNKLINE GAS COMPANY, LLC
and ETHANOL GRAIN PROCESSORS, LLC
Contract No. 20061

Effective Date:	May 1, 2008

Supersedes Exhibit A dated:

Maximum Daily Quantity for each specified period of the Agreement:

Effective from 05/01/2008 through 03/31/2018:	9,400 Dt.

RATE SCHEDULE EFT (Continued)
ENHANCED FIRM TRANSPORTATION SERVICE
FORM OF SERVICE AGREEMENT

EXHIBIT A

Transportation Agreement
For
Enhanced Firm Service
Under Rate Schedule EFT
Between
TRUNKLINE GAS COMPANY, LLC
and ETHANOL GRAIN PROCESSORS, LLC
Contract No. 20061

TRUNKLINE GAS COMPANY LLC

		BY:	/s/ Mark S. Wilke

Mark S. Wilke
(Please type or print name)

		Title:	MANAGER

		Executed:	9-6-06

SHIPPER: ETHANOL GRAIN PROCESSORS, LLC

BY:	/s/ James K. Patterson

JAMES K. PATTERSON
(Please type or print name)

Title:	CHIEF EXECUTIVE OFFICER

Executed:	AUGUST 24, 2006

July 14, 2006

James K. Patterson
Ethanol Grain Processors, LLC
308 Windemere Woods Drive
Nashvile, TN 37215

Re:	Discounted Rate for Enhanced Firm Transportation
Trunkline Gas Company, LLC
Rate Schedule EFT
Agreement No. 20061

Dear Mr. Patterson:

Trunkline Gas Company, LLC (“Pipeline”) and Ethanol Grain Processors, LLC (“Shipper”) (sometimes referred to herein individually as a “Party” and jointly as the “Parties”) agree that rate(s) payable by Shipper under Pipeline’s firm transportation service agreement referenced above (“Service Agreement”) and described in this Letter Agreement shall be discounted as set forth below.

1.               Pipeline is providing Shipper a transportation rate discount pursuant to the provisions of Article 3 of the Service Agreement. This Letter Agreement and the Service Agreement constitute the entire agreement of the Parties and supersede all prior understandings and agreements, oral or written, related to the firm transportation capacity provided pursuant to such Service Agreement No. 20061.

2.               Subject to the provisions of this Letter Agreement, the term of the discount shall begin on May 1, 2008 and end on March 31, 2018 (“Discount Period”). After the Discount Period, Shipper shall pay Pipeline the maximum rates for the service as set forth in the Pipeline’s FERC Gas Tariff from time to time.

3.               During the Discount Period, Shipper shall pay Pipeline a discounted reservation rate component for the service and entitlement described in the Service Agreement and in this Letter Agreement. Shipper shall pay Pipeline the minimum usage rate(s) in effect from time to time for service under Rate Schedule EFT. The reservation rate shall be discounted so that the 100 percent load factor rate during the entire Discount Period shall be equal to 20.00 cents per Dekathenn (“DC’). For purposes of this Letter Agreement, the 100 percent load factor rate is the average rate per Dt that Shipper would pay if it were to take its full contract entitlement on each day that it is entitled to do so in any annual period. The 100% load factor rate and the rate components described in this Paragraph shall sometimes be referred to in this Letter Agreement as (the) “Discounted Rate(s).”

4.               Shipper shall be responsible for paying Pipeline the charges for the following items in accordance with Pipeline’s FERC Gas Tariff and, if appropriate, Paragraph 6, below.

Rates or surcharges included in Discounted Rate(s): Reservation Charge, Usage Charge, and ACA.

5444 Westheimer Rd	Houston, Texas 77056-5306	(713) 989-7000

Rates or surcharges, in addition to the above Discounted Rate(s), shall also be the responsibility of the Shipper in accordance with Pipeline’s tariff: Fuel Reimbursement, gathering, penalty charges, overrun charges, scheduling charges, cash-out charges, and charges for receipts and deliveries other than at discounted points specified below.

5.               The Discounted Rate(s) shall apply only to the service and entitiement provided under the Service Agreement and described below:

EFT Aereement 20061

				Discounted
				Avg Monthlv
	Primary Receipt	Primary Delivery	Quantity	Reservation
Effective Period	Points	Points	(Dt/day)	Rate ($/Dt)

May 1, 2008 - March 31, 2018	East Louisiana (ELA)	Proposed EGP Meter Station in Zone IB	9,400	$5.6332

Total Quantity for EFT Agreement 20061 is 9,400 Dt/day.
Overall Rate under EFT Agreement 2006 i is 20.00 cents per Dekatherm (“Dt”).

6.               If from time to time during the Discount Period the Discounted Rate(s) are lower than the then effective applicable minimum rate set forth in Trunkline’s tariff, then the Discounted Rate(s) will be increased to equal the respective minimum tarff rate. If from time to time the Discounted Rate(s) exceed the applicable maximum tariff, Shipper and Trunkline hereby agree Shipper shall pay the Discounted Rate(s) as a Negotiated Rate pursuant to Section 3.10 of Rate Schedule EFT. TrunkJine reserves the right to adjust the rates charged Shipper between reservation and commodity components so long as it does not exceed the Discounted Rate(s) on a 100% load factor basis.

7.               If at any time during the Discount Period, Pipeline collects rates subject to refund, Pipeline’s maximum refund obligation as to the Discounted Rate(s) shall be the excess, if any, of the Discounted Rate(s) over and above 100 percent of the maximum tariff rates for the service, as finally approved. For that portion of the Discount Period that refunds are payable, Pipeline shall offset any under-collections against over-collections under the Service Agreement to determine the net refund amount due Shipper.

8.               This Letter Agreement shall terminate with respect to any capacity that Shipper permanently releases under the Service Agreement. This Letter Agreement shall continue to define Shipper’s rate obligation to Pipeline if Shipper temporarly releases capacity under the Service Agreement.

9.               This Letter Agreement shall be binding upon and inure to the benefit of any successor to either Party by merger, consolidation or acquisition; otherwise, neither Party shall assign this Letter Agreement or any of its rights or obligations hereunder unless it shall first have obtained the

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written consent of the other Party. Such consent shall not be unreasonably withheld. No consent shall be required for the pledging or mortgaging by either Pary of its rights hereunder as security for its indebtedness.

10.         The parties and their respective employees, agents and attorneys shall not disclose or communicate the substance or terms of this Letter Agreement to any other person unless (a) required by law, regulation or order of government authority, including such disclosure of the terms hereof as may be required in proceedings before the Federal Energy Regulatory Commission or other regulatory agency having jurisdiction, or (b) the Party wishing to make the disclosure first obtains the express written consent of the other Party or (c) the Party makng the disclosure enters into a protective agreement with such other person or persons to provide that the substance and terms of this Letter Agreement remain confidential.

If you are in agreement with the foregoing, please have a duly authorized representative sign both originals of this Letter Agreement in the appropriate space provided below, and return one executed original to the letterhead address.

Sincerely,
TRUNKLlNE GAS COMPANY. LLC

/s/ Greg A. Myers 7/24/06
[Representative]

TRUNKLINE GAS COMPANY, LLC .

		BY:	/s/ MJM 8/28/06
[Name]

Agent and Attorney-In-Fact
[Title]

Accepted and Agreed to this
24TH day of August, 2006:

ETHANOL GRAIN PROCESSORS, LLC

BY:	/s/ James K. Patterson
[Name]

CHIEF EXECUTIVE OFFICER
[Title]

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